UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: August 1, 2013
(Date of earliest event reported)

EQUITY LIFESTYLE PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	1-11718	36-3857664
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)
Two North Riverside Plaza, Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(312) 279-1400
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement material pursuant to Rule 14a14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement material pursuant to Rule 13e-4(c) under the Exchange Act (17 CFE 240.13e-4(c))

Item 2.02        Results of Operations and Financial Condition

On August 1, 2013, Equity LifeStyle Properties, Inc. (referred to herein as “we,” “us,” and “our”) issued a news release announcing the disposition of ten manufactured home communities, the expected disposition of one manufactured home community and the acquisition of three manufactured home communities. We hereby revise previously issued guidance for our normalized funds from operations (“Normalized FFO”) per share (fully diluted, adjusted for stock split) for the three months ending September 30, 2013 and year ending December 31, 2013, to be between $0.61 and $0.67 and $2.46 and $2.56, respectively.

We also hereby revise previously issued guidance for our funds from operations (“FFO”) per share (fully diluted, adjusted for stock split) for the three months ending September 30, 2013 and year ending December 31, 2013, to be between $0.19 and $0.25 and $2.03 and $2.13, respectively.

We also hereby revise previously issued guidance for our net income per share (fully diluted, adjusted for stock split) for the three months ending September 30, 2013 and year ending December 31, 2013, to be between $0.32 and $0.38 and $1.20 and $1.30, respectively.

The projected 2013 per share amounts represent a range of possible outcomes and the mid-point of each range reflects management's best estimate of the most likely outcome. Actual figures could vary materially from these amounts if any of our assumptions is incorrect. The news release is furnished as Exhibit 99.1 to this report on Form 8-K. The news release was also posted on our website, www.equitylifestyle.com, on August 1, 2013.

The news release includes a reconciliation of Normalized FFO and FFO to Net Income, the nearest GAAP (Generally Accepted Accounting Principals) measure.
Funds from Operations (“FFO”) is a non-GAAP financial measure. We believe FFO, as defined by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”), is generally an appropriate measure of performance for an equity REIT. While FFO is a relevant and widely used measure of operating performance for equity REITs, it does not represent cash flow from operations or net income as defined by GAAP, and it should not be considered as an alternative to these indicators in evaluating liquidity or operating performance.
We define FFO as net income, computed in accordance with GAAP, excluding gains and actual or estimated losses from sales of properties, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures are calculated to reflect FFO on the same basis. We receive up-front non-refundable payments from the entry of right-to-use contracts. In accordance with GAAP, the upfront non-refundable payments and related commissions are deferred and amortized over the estimated customer life. Although the NAREIT definition of FFO does not address the treatment of nonrefundable right-to-use payments, we believe that it is appropriate to adjust for the impact of the deferral activity in our calculation of FFO.
Normalized Funds from Operations (“Normalized FFO”) is a non-GAAP measure. We define Normalized FFO as FFO excluding the following non-operating income and expense items: a) the financial impact of contingent consideration; b) gains and losses from early debt extinguishment, including prepayment penalties and defeasance costs; c) property acquisition and other transaction costs related to mergers and acquisitions; and d) other miscellaneous non-comparable items.
We believe that FFO and Normalized FFO are helpful to investors as supplemental measures of the performance of an equity REIT. We believe that by excluding the effect of depreciation, amortization and actual or estimated gains or losses from sales of real estate, all of which are based on historical costs and which may be of limited relevance in evaluating current performance, FFO can facilitate comparisons of operating performance between periods and among other equity REITs. We further believe that Normalized FFO provides useful information to investors, analysts and our management because it allows them to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences not related to our operations. For example, we believe that excluding the early extinguishment of debt, property acquisition and other transaction costs related to mergers and acquisitions and the change in fair value of our contingent consideration asset from Normalized FFO allows investors, analysts and our management to assess the sustainability of operating performance in future periods because these costs do not affect the future operations of the properties. In some cases, we provide information about identified non-cash components of FFO and Normalized FFO because it allows investors, analysts and our management to assess the impact of those items.
Investors should review FFO and Normalized FFO along with GAAP net income and cash flow from operating activities, investing activities and financing activities, when evaluating an equity REIT’s operating performance. We compute FFO in accordance with our interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. Normalized FFO presented herein is not necessarily comparable to normalized FFO presented by other real estate companies due to the fact that not all real estate companies use the same methodology for computing this amount. FFO and Normalized FFO do not represent cash generated from operating activities in accordance with GAAP, nor do they represent cash available to pay distributions and should not be considered as an alternative to net income, determined in accordance with GAAP, as an indication of our financial performance, or to cash flow from operating activities, determined in accordance with GAAP, as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make cash distributions.

The information contained in this report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” with the Securities and Exchange Commission nor incorporated by reference in any registration statement filed by Equity LifeStyle Properties, Inc. under the Securities Act of 1933, as amended.

Item 8.01    Other Events

Disposition of Michigan Properties

On May 8, 2013, we entered into a purchase and sale agreement to sell 11 manufactured home communities located in Michigan (the “Michigan Properties”) collectively containing approximately 5,344 sites for a net purchase price of approximately $165.0 million. We closed on ten of the Michigan Properties on July 23, 2013, and expect to close on the eleventh Michigan Property during the third quarter of 2013. We expect to recognize a gain on sale of real estate assets of approximately $41.0 million in the third quarter of 2013. The closing of the disposition of the remaining Michigan Property is subject to customary closing conditions and no assurances can be given that the disposition will be completed in accordance with the anticipated timing or at all.

The following table sets forth the Properties held for disposition as of June 30, 2013:

Property	Location	Sites
Avon on the Lake	Rochester Hills, MI	616
Cranberry Lake	White Lake, MI	328
Fairchild Lake	Chesterfield, MI	344
Ferrand Estates (a)	Wyoming, MI	419
Grand Blanc Crossing	Grand Blanc, MI	478
Holly Hills	Holly, MI	241
Oakland Glens	Novi, MI	724
Old Orchard	Davison, MI	200
Royal Estates	Kalamazoo, MI	183
Westbrook	Macomb, MI	387
Westbridge Manor	Macomb, MI	1,424
Total		5,344
___________________________________________
(a) We expect to close the sale of this Property during the third quarter of 2013.

Purchase of Riverside Properties

On July 19, 2013, our Operating Partnership entered into a Purchase and Sale Agreement with certain affiliates of Riverside Communities to acquire three manufactured home communities located in the Chicago metropolitan area collectively containing approximately 1,207 sites for a stated purchase price of $102.0 million (the “Acquisition”). We closed on the Acquisition on August 1, 2013 and funded the purchase price with available cash and limited partnership interests in our Operating Partnership. These high quality assets are approximately 94% occupied and less than 3% of occupancy consists of rental homes.

Patrick Waite, our Senior Vice President of Operations, was formerly employed by an affiliate of Riverside Communities, as a result of which he has financial interests in the sale that will result in his receiving approximately $3.4 million in cash upon the closing of the Acquisition. Mr. Waite did not participate in our management’s analysis, decision-making or recommendation to the Board of Directors with respect to the Acquisition. In addition, David Helfand, the founder and CEO of Riverside Communities, served before 2005 in various positions with us, including at various times as our Chief Financial Officer, Chief

Executive Officer, and as a member of our Board of Directors. Mr. Helfand is currently Co-President of Equity Group Investments, L.L.C., an entity affiliated with Sam Zell, Chairman of our Board of Directors.

This report includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used, words such as “anticipate,” “expect,” “believe,” “project,” “intend,” “may be” and “will be” and similar words or phrases, or the negative thereof, unless the context requires otherwise, are intended to identify forward-looking statements and may include, without limitation, information regarding our expectations, goals or intentions regarding the future, and the expected effect of our recent acquisitions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, including, but not limited to:

•
our ability to control costs, real estate market conditions, the actual rate of decline in customers, the actual use of sites by customers and our success in acquiring new customers at our properties (including those that we may acquire);

•	our ability to maintain historical rental rates and occupancy with respect to properties currently owned or that we may acquire;

•	our ability to retain and attract customers renewing, upgrading and entering right-to-use contracts;

•	our assumptions about rental and home sales markets;

•	our assumptions and guidance concerning 2013 estimated net income, FFO and Normalized FFO;

•	our ability to manage counterparty risk;

•
in the age-qualified properties, home sales results could be impacted by the ability of potential homebuyers to sell their existing residences as well as by financial, credit and capital markets volatility;

•
results from home sales and occupancy will continue to be impacted by local economic conditions, lack of affordable manufactured home financing and competition from alternative housing options including site-built single-family housing;

•	impact of government intervention to stabilize site-built single family housing and not manufactured housing;

•	the completion of transactions in their entirety and future transactions, if any, and timing and effective integration with respect thereto;

•	effective integration of recent acquisitions and our estimates regarding the future performance of recent acquisitions;

•	unanticipated costs or unforeseen liabilities associated with recent acquisitions;

•	ability to obtain financing or refinance existing debt on favorable terms or at all;

•	the effect of interest rates;

•	the dilutive effects of issuing additional securities;

•	the effect of accounting for the entry of contracts with customers representing a right-to-use the Properties under the Codification Topic “Revenue Recognition;” and

•	other risks indicated from time to time in our filings with the Securities and Exchange Commission.

These forward-looking statements are based on management's present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to uncertainty and changes in circumstances. We are under no obligation to, and expressly disclaim any obligation to, update or alter our forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise.

Item 9.01        Financial Statements and Exhibits

(d) Exhibits

The information contained in the attached exhibit is unaudited and should be read in conjunction with the Registrant's annual and quarterly reports filed with the Securities and Exchange Commission.

Exhibit 99.1	Equity LifeStyle Properties, Inc. press release dated August 1, 2013, “ELS Closes on Transactions and Updates Guidance”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.
EQUITY LIFESTYLE PROPERTIES, INC.

By:/s/ Paul Seavey
Paul Seavey
Senior Vice President, Chief Financial Officer and
Treasurer

Date: August 1, 2013